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                                                                    EXHIBIT 11.1

                            McLEODUSA INCORPORATED

                      COMPUTATION OF LOSS PER COMMON SHARE
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                            Three Months Ended
                                                                                                March 31,
                                                                                        ------------------------
                                                                                          1999            1998
                                                                                        --------        --------
Computation of weighted average number of common shares outstanding:
Common shares, Class A, outstanding at the
  beginning of the period..........................................................      63,679          61,799
Common shares, Class B, outstanding at the
  beginning of the period (A)......................................................         ---             ---
Weighted average number of shares issued
  during the period................................................................       2,442             428
                                                                                       --------        --------
Weighted average number of common shares...........................................      66,121          62,227
                                                                                       ========        ========
Net loss...........................................................................    $(47,476)       $(30,267)
                                                                                       ========        ========
Loss per common share..............................................................    $  (0.72)       $  (0.49)
                                                                                       ========        ========
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 (A)  The Class B common stock, $.01 par value per share is convertible on a one-for-one basis at any time at the option of the holder into Class A common stock.